SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                    --------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 9, 2004

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                        --------------------------------
             (Exact Name of Registrant as Specified in its Charter)



          Colorado                    333-74846                 84-1573852
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(State or Other Jurisdiction   (Commission File Number)       (IRS Employer
       Incorporation)                                     Identification Number)



65 Enterprise Road, Suite 420, Aliso Viejo, CA                    92656
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  (Address of Principal Executive Offices)                      (Zip Code)


Registrant's telephone number, including area code:           (949) 330-6540
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(Former Name or Former Address, If Changed Since Last Report)     (Zip Code)





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Item 5.   Other Events and Regulation FD Disclosure
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Further Equity Financing
------------------------

On June 9, 2004, the Registrant completed a second equity financing for gross proceeds of $1,750,000. The funding was led by DMK Investments LLC, an entity controlled by the Registrant's director, Mr. Albert Wong, and involved two other accredited investors purchasing, in the aggregate, 972,223 shares of the Registrant's restricted Common Stock and Series C and Series D Common Stock Purchase Warrants to purchase up to 1,944,446 additional shares of the Company's Common Stock, which if fully exercised, would increase the total gross value of the financing to the Registrant to $6,319,450.

The Registrant views its closing of this June 9, 2004 round of additional financing as further enhancement of its ability to accomplish full commercial launch of its high performance Gigabit and 10 Gigabit Ethernet switch products.

Litigation Update
-----------------

As previously reported, on April 5, 2004, the Company received a letter from a local law firm threatening suit against three of the Company's officers, the Company itself and the Company's corporate counsel on behalf of the Company's former President and Director, Lyle Pearson. The letter threatens claimed "wrongful termination, breach of contract, breach of fiduciary duty and fraud", and apparently arises from Pearson's resignation as an officer and director of the Company on March 12, 2004. The Company entered into a separation agreement with Pearson within days of his resignation and was accordingly, until recently uncertain with respect to any basis to those threatened claims. The Company views the purported claims to be unsupportable.

The Company's separation agreement with Pearson requires Pearson to surrender his four million shares of the Company's restricted Common Stock for cancellation by the Company, in exchange for 500,000 restricted shares issued to him by the Company from authorized, previously unissued Common Stock and other significant consideration. The Company subsequently came to be informed that Pearson had instead fraudulently transferred the 4,000,000 shares to an entity called Palisades Capital, for what the Registrant considers to be illusory consideration, for the purpose of evading restrictions encumbering the stock as "legend" stock.

The transferee is part of a group with which Pearson had evidently been colluding, prior to his departure as the Registrant's chief executive officer, to cause the Company to enter into a blatantly destructive "financing" arrangement which the Company avoided notwithstanding the group's adverse efforts.

As also previously reported, on May 4, 2004, the Company filed a lawsuit in Santa Anna, California seeking enforcement of its agreement with Pearson and for fraud and other causes of action against Pearson, Palisades Capital, its principals and others, seeking various relief from the named defendants and imposition of an injunction preventing disposition of Pearson's restricted Common Stock pending final resolution of the litigation.

Based upon the Registrant's statement of irreparable harm, the Court granted the Company's plea and entered a temporary restraining order prohibiting transfer or other disposition of the Pearson stock pending further order of the Court and setting a show cause hearing in the matter as to why the restraining order shouldn't remain in place. The Company posted a $10,000 bond in connection with the Court's imposition of the temporary restraining order.

In the course of opposing enforcement of the Pearson contract and in opposing imposition of the restraining order, Defendants Palisades and its principals stated and plead an immediate intent to sell and dispose of the Pearson stock by sales of the restricted stock outside the United States without regard to the Company' ownership interest in the shares.



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The Defendant, Pallisades Capital, pre-empted the Court and elected to proceed with another judge under applicable procedural rules. At the subsequent show cause hearing on May 25, 2004, the temporary restraining order was dissolved by the new Court. The Registrant is now informed that Pallisades Capital is in the process of transferring much of the Pearson stock, no longer encumbered by the temporary injunction, to some 300 purportedly foreign transferees in alleged compliance with Regulation S. The Registrant intends to vigorously prosecute this litigation and to pursue all and every remedy available to it in the circumstances presented in this litigation.









        [Rest of Page Intentionally Blank. Signature on Following Page.]



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                                    SIGNATURE
                                    ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          RAPTOR NETWORKS TECHNOLOGY, INC.


Date:  June 14, 2004                      By:   /s/ Bob Van Leyen
                                             ----------------------------------
                                             Bob Van Leyen
                                             Secretary/Chief Financial Officer